                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Dell Computer Corporation Incentive Plan of our report dated February 21, 1995, appearing on page 25 of Dell Computer Corporation's Annual Report on Form 10-K for the year ended January 29, 1995.


PRICE WATERHOUSE LLP


Austin, Texas
October 6, 1995